Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC. REPORTS
RESULTS FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2008 AND DECLARES INCREASED
THIRD QUARTER 2008 CASH DIVIDEND
Bensalem, PA — October 14, 2008, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended September 30, 2008 increased over 4% to $152,978,000 compared to $146,669,000 for the same 2007 period. Net income for the three months ended September 30, 2008 was $5,522,000 or $.13 per basic and per diluted common share, compared to the 2007 third quarter net income of $7,299,000 or $.17 per basic and per diluted common share.
     Revenues for the nine months ended September 30, 2008 increased 4% to $448,155,000 compared to $430,743,000 for the same 2007 period. Net income for the nine months ended September 30, 2008 was $19,331,000 or $.45 per basic and $.44 per diluted common share compared to the 2007 nine month period net income of $22,274,000 or $.53 per basic and $.51 per diluted common share.
     The Board of Directors has declared a third quarter 2008 regular quarterly cash dividend of $.16 per common share, payable on November 7, 2008 to shareholders of record at the close of business October 24, 2008. This represents a 7% increase over the dividend declared for the 2008 second quarter and a 33% increase over the 2007 same period payment. It is the 22nd consecutive regular quarterly cash dividend payment, as well as the 21st consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.
     The Company will host a conference call on October 15, 2008 at 8:30 AM Eastern Time to discuss its results for the three and nine month periods ended September 30, 2008. The call in number is 866-550-6338.

3rd Quarter 2008 Earnings Release	October 14, 2008

Cautionary Statement Regarding Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, are not historical facts but rather based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 15% of revenues in the nine month period ended September 30, 2008; risks associated with our acquisition of Summit Services Group, Inc.; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2007, including Part I thereof under ''Government Regulation of Clients’’, ''Competition’’ and ''Service Agreements/Collections’’, and under Part IA “Risk Factors”. Many of our clients’

3rd Quarter 2008 Earnings Release	October 14, 2008

revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress has affected through the enactment of a number of major laws during the past decade. These laws have significantly altered, or threatened to alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry have affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed upon payment terms. These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.
     In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.
     Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company Contacts:
Daniel P. McCartney	Thomas Cook
Chairman and Chief Executive Officer	President
215-639-4274	215-639-4274

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2008	December 31, 2007
Cash and cash equivalents	$93,572,000	$92,461,000
Accounts receivable, net	94,689,000	82,951,000
Other current assets	21,730,000	19,686,000
Total current assets	209,991,000	195,098,000

Property and equipment, net	3,984,000	4,303,000
Notes receivable- long term, net	4,187,000	6,058,000
Goodwill , net	15,020,000	15,020,000
Other Intangible Assets, net	5,298,000	6,090,000
Deferred compensation funding	9,310,000	10,361,000
Other assets	6,800,000	6,438,000

Total Assets	$254,590,000	$243,368,000

Accrued insurance claims- current	$4,306,000	$4,302,000
Other current liabilities	30,876,000	23,579,000

Total current liabilities	35,182,000	27,881,000

Accrued insurance claims- long term	10,047,000	10,037,000
Deferred compensation liability	9,589,000	10,732,000
Stockholders’ equity	199,772,000	194,718,000

Total Liabilities and Stockholders’ Equity	$254,590,000	$243,368,000

CONDENSED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	September 30,
	2008	2007
Revenues	$152,978,000	$146,669,000
Operating costs and expenses:
Cost of services provided	134,228,000	126,064,000
Selling, general and administrative	9,615,000	9,865,000

Income from operations	9,135,000	10,740,000
Other income:
Investment and interest income	(157,000)	1,128,000

Income before income taxes	8,978,000	11,868,000
Income taxes	3,456,000	4,569,000

Net income	$5,522,000	$7,299,000

Basic earnings per common share	$.13	$.17

Diluted earnings per common share	$.13	$.17

Cash dividends per common share	$.15	$.11

Basic weighted average number of common shares outstanding	43,143,000	42,606,000

Diluted weighted average number of common shares outstanding	43,980,000	43,969,000

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Nine Months Ended
	September 30,
	2008	2007
Revenues	$448,155,000	$430,743,000
Operating costs and expenses:
Cost of services provided	387,157,000	367,480,000
Selling, general and administrative	30,318,000	30,481,000

Income from operations	30,680,000	32,782,000
Other income:
Investment and interest income	753,000	3,436,000

Income before income taxes	31,433,000	36,218,000
Income taxes	12,102,000	13,944,000

Net income	$19,331,000	$22,274,000

Basic earnings per common share	$.45	$.53

Diluted earnings per common share	$.44	$.51

Cash dividends per common share	$.42	$.30

Basic weighted average number of common shares outstanding	43,078,000	42,134,000

Diluted weighted average number of common shares outstanding	44,050,000	43,783,000